Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statements on Form S-8 (No. 333-167690, No. 333-190508, No. 333-211617, No. 333-238908, and No. 333-280044) of Nu Skin Enterprises, Inc. of our report dated February 14, 2024 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Nu Skin Enterprises, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ PricewaterhouseCoopers LLP
Salt Lake City, Utah
June 7, 2024